                                                                    Exhibit 99.1

                          AGREEMENT RE JOINT FILING OF
                         SCHEDULE 13D, AMENDMENT No. 2

The undersigned hereby agrees:

         (i) Each of them is individually eligible to use the Schedule 13D, Amendment No. 2 ("Amendment No. 2") to which this Exhibit is attached, and such Amendment No. 2 is filed on behalf of each of them; and

         (ii) Each of them is responsible for the timely filing of such Amendment No. 2 and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:   November 20, 1998

                                            ERNEST C. GARCIA II

                                            By: /s/ ERNEST C. GARCIA II
                                                -------------------------------

                                            Its: As An Individual

                                            VERDE INVESTMENTS, INC.

                                            By: /s/ ERNEST C. GARCIA II
                                                -------------------------------
                                                ERNEST C. GARCIA II

                                            Its: President